Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Third Quarter 2026 Financial Results and Provides Business Update

$7.1 Million in revenue for the first nine months of fiscal 2026 from commercial sales of LYMPHIR®

$17 million in cash and cash equivalents as of June 30, 2026

Expanded LYMPHIR commercial and medical affairs organizations deployed nationwide

CRANFORD, N.J., August 14, 2026 – Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, today reported financial results for the fiscal third quarter ended June 30, 2026, and provided a business update, including progress at its majority-owned subsidiary, Citius Oncology, Inc. (Nasdaq: CTOR).

“The LYMPHIR launch continued to build momentum in our fiscal third quarter and remains the primary driver of our business. The number of institutional vial orders increased, new institutions placed orders, and LYMPHIR became available at 44 leading academic oncology centers, NCCN institutions and community infusion centers. These indicators demonstrate meaningful progress in formulary access and treatment-driven demand as physicians gain familiarity with LYMPHIR’s differentiated clinical profile,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Pharma and Citius Oncology.

“Following the quarter end, we completed the nationwide deployment of Citius Oncology’s expanded commercial and medical affairs teams, which now total 29 professionals. These teams are positioned to leverage the existing platform established to support LYMPHIR’s success, including patient hub services, marketing, reimbursement support, and market access. We believe our expanded organization will facilitate increased engagement with priority treatment centers, support formulary adoption and broaden access for eligible patients as the launch matures,” added Mazur.

“We also continued to advance LYMPHIR’s longer-term value proposition. Phase 1 investigator-initiated data presented at ASCO demonstrated encouraging clinical activity and durable responses for LYMPHIR in combination with pembrolizumab in heavily pre-treated gynecologic malignancies. Additionally, Phase 1 data of LYMPHIR administered prior to CAR-T therapy in high-risk relapsed or refractory DLBCL, presented at the 2026 ASTCT® & CIBMTR® Tandem Meetings, showed an 86% objective response rate, including 57% complete response, with no dose-limiting toxicities observed. These positive signals point to LYMPHIR’s potential beyond cutaneous T-cell lymphoma. As we scale, we remain focused on disciplined execution and building the long-term sustainable value of LYMPHIR,” concluded Mazur.

Fiscal Third Quarter 2026 Business Highlights and Subsequent Developments

●	Continued commercial momentum for LYMPHIR, with availability in 44 institutions, including academic oncology centers, leading National Comprehensive Cancer Network (NCCN) institutions and community infusion centers;

●	Increased the number of new institutions ordering LYMPHIR by 80% and grew institutional vial orders from wholesalers by 31%;

●	Drove continued institutional demand growth in July, with 383 vials ordered by institutions from wholesalers, the largest vial order month to date;

●	Secured near universal payer coverage, with no reimbursement denials or preauthorization barriers reported to date;

●	Expanded Citius Oncology’s commercial organization by 21 commercial field-based professionals and added eight medical science liaisons, with nationwide deployment completed in August 2026 through EVERSANA, the Company’s exclusive commercialization partner;

●	Advanced Phase 1 investigator-initiated trials:

○	Data were presented at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting evaluating LYMPHIR in combination with pembrolizumab in recurrent or refractory gynecologic malignancies:

-	24% overall response rate (ORR) and a 48% clinical benefit rate, and

-	median progression-free survival of 20.5 months among patients achieving clinical benefit;

○	Data were presented at the 2026 ASTCT® & CIBMTR® Tandem Meetings evaluating LYMPHIR administered prior to CAR-T therapy in high-risk relapsed or refractory diffuse large B-cell lymphoma (DLBCL):

-	86% ORR, including 57% complete response (CR) and 29% partial response (PR),

-	LYMPHIR was well-tolerated with no dose-limiting toxicities observed;

●	Closed a registered direct offering in April 2026 for net proceeds of approximately $4.5 million;

●	Received approximately $9.7 million in net proceeds from the exercise of certain warrants and funded $10.0 million under the first tranche of a Citius Oncology senior secured term loan facility of up to $25.0 million; and,

●	Citius Oncology appointed Jonathan Peri, Ph.D., J.D., as an independent director, effective August 10, 2026, expanding the board to nine members.

Fiscal Third Quarter 2026 Financial Highlights and Subsequent Developments

●	Cash and cash equivalents of $17.0 million as of June 30, 2026;

●	Revenues of $1.5 million for the three months ended June 30, 2026, compared with no revenue for the three months ended June 30, 2025; and $7.1 million for the nine months ended June 30, 2026, compared with no revenue for the nine months ended June 30, 2025;

●	Gross profit of $1.0 million for the three months ended June 30, 2026, representing a gross margin of approximately 67%, and $5.5 million for the nine months ended June 30, 2026, representing a gross margin of approximately 77%;

●	Research and development expenses of $1.1 million for the three months ended June 30, 2026, compared with $1.6 million for the three months ended June 30, 2025; and $4.3 million for the nine months ended June 30, 2026, compared with $7.5 million for the nine months ended June 30, 2025;

●	General and administrative expenses of $6.1 million for the three months ended June 30, 2026, compared with $4.4 million for the three months ended June 30, 2025. General and administrative expenses were $38.3 million for the nine months ended June 30, 2026, compared with $14.6 million for the nine months ended June 30, 2025. The nine-month increase primarily reflects a non-recurring $19.7 million contract cancellation charge recognized in March 2026 and increased expenses related to the commercial launch of LYMPHIR;

●	Stock-based compensation expense of $3.8 million for the three months ended June 30, 2026, compared with $2.7 million for the three months ended June 30, 2025; and $11.9 million for the nine months ended June 30, 2026, compared with $7.9 million for the nine months ended June 30, 2025; and,

●	Net loss applicable to common stockholders of $8.9 million, or $(0.34) per share, for the three months ended June 30, 2026, compared with $8.8 million, or $(0.80) per share, for the three months ended June 30, 2025; and $38.3 million, or $(1.64) per share, for the nine months ended June 30, 2026, compared with $29.5 million, or $(3.27) per share, for the nine months ended June 30, 2025.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 62% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Pharma. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to regain compliance with Nasdaq’s continued listing standards; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to obtain, perform under and maintain financing, strategic and third party agreements and relationships, including obtaining a new bulk drug substance supplier; our ability to secure strategic partnerships and expand international access to LYMPHIR; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our ability to obtain regulatory approval for and commercialize or enter into strategic partnerships with respect to Mino-Lok and Halo-Lido; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; risks relating to the results of research and development activities, including those from any new pipeline assets; our ability to procure cGMP commercial-scale supply; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Pharma’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025 and as amended on January 28, 2026. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

– Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$17,007,523	$4,252,290
Accounts receivable, net of allowances	686,235	-
Inventory	22,625,945	22,286,693
Prepaid expenses	3,011,660	1,395,490
Total Current Assets	43,331,363	27,934,473

Operating lease right-of-use asset, net	753,039	818,694

Deposits	38,062	38,062
In-process research and development, net of accumulated amortization	88,785,938	92,800,000
Goodwill	9,346,796	9,346,796
Total Other Assets	98,170,796	102,184,858

Total Assets	$142,255,198	$130,938,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,037,899	$13,693,692
License payable	15,650,000	22,650,000
Accrued expenses	25,913,962	4,190,253
Accrued compensation	1,871,320	3,292,447
Note payable	-	1,000,000
Operating lease liability	176,170	88,348
Total Current Liabilities	51,649,351	44,914,740

Deferred tax liability	7,696,443	7,770,760
Notes payable, net of deferred financing fees	6,410,161	-
Operating lease liability – noncurrent	590,787	724,925
Total Liabilities	66,346,742	53,410,425

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 250,000,000 shares authorized; 27,452,570 and 18,067,744 shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	27,452	18,068
Additional paid-in capital	343,704,577	306,336,239
Accumulated deficit	(277,118,897)	(238,804,129)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	66,613,132	67,550,178
Non-controlling interest	9,295,324	9,977,422
Total Equity	75,908,456	77,527,600

Total Liabilities and Equity	$142,255,198	$130,938,025

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2026 AND 2025

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenues	$1,493,788	$—	$7,105,197	$—
Cost of revenues	(491,843)	—	(1,609,929)	—
Gross Profit	1,001,945	—	5,495,268	—

Operating Expenses
Research and development	1,053,869	1,621,325	4,287,106	7,514,888
Amortization of in-process research and development	1,720,312	—	4,014,062	—
General and administrative	6,149,173	4,447,008	38,261,001	14,626,882
Stock-based compensation – general and administrative	3,810,665	2,719,674	11,879,167	7,946,529
Total Operating Expenses	12,734,019	8,788,007	58,441,336	30,088,299

Operating Loss	(11,732,074)	(8,788,007)	(52,946,068)	(30,088,299)

Other Income (Expense)
Interest income	116,691	20,637	215,372	56,658
Gain on sale of New Jersey net operating losses	—	—	3,833,277	—
Amortization of deferred financing costs	(179,492)	—	(179,492)	—
Interest expense	(231,732)	(172,262)	(420,301)	(172,262)
Total Other Income (Expense), Net	(294,533)	(151,625)	3,448,856	(115,604)

Loss before Income Taxes	(12,026,607)	(8,939,632)	(49,497,212)	(30,203,903)
Income tax expense (benefit)	(107,347)	264,240	(74,317)	792,720

Net Loss	(11,919,260)	(9,203,872)	(49,422,895)	(30,996,623)
Net loss attributable to non-controlling interest	3,056,417	414,000	11,108,127	1,522,000

Net loss applicable to common stockholders	$(8,862,843)	$(8,789,872)	$(38,314,768)	$(29,474,623)

Net Loss Per Share - Basic and Diluted	$(0.34)	$(0.80)	$(1.64)	$(3.27)

Weighted Average Common Shares Outstanding
Basic and diluted (includes pre-funded warrants)	26,169,589	11,006,896	23,343,869	9,020,356

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2026 AND 2025

(Unaudited)

	2026	2025
Cash Flows From Operating Activities:
Net loss	$(49,422,895)	$(30,996,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	11,879,167	7,946,529
Issuance of common stock for services	107,510	—
Issuance of common stock warrant	68,597	—
Amortization of in-process research and development	4,014,062	—
Amortization of operating lease right-of-use asset	65,655	152,212
Amortization of deferred financing costs	179,492	—
Deferred income tax expense (benefit)	(74,317)	792,720
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(686,235)	—
Inventory	(339,252)	(8,940,201)
Prepaid expenses	(1,616,170)	1,386,824
Accounts payable	(5,655,793)	5,166,831
Accrued expenses	19,961,209	8,506,648
Accrued compensation	(1,421,127)	1,481,023
Operating lease liability	(46,316)	(167,911)
Net Cash Used In Operating Activities	(22,986,413)	(14,671,948)

Cash Flows From Investing Activities:
License fee payments	(7,000,000)	—
Net Cash Used in Investing Activities	(7,000,000)	—

Cash Flows From Financing Activities:
Proceeds from (repayment of) note payable and advance from employee	(1,000,000)	1,300,000
Repayment of advance from employee		(300,000)
Net proceeds from loan agreement	9,635,000	—
Proceeds from exercise of warrants	9,731,103	—
Deferred Financing Costs	(892,551)	—
Proceeds from sale of Series A preferred stock	—	100
Redemption of Series A preferred stock	—	(100)
Net proceeds from common stock offerings	25,268,094	16,509,194
Net Cash Provided By Financing Activities	42,741,646	17,509,194

Net Change in Cash and Cash Equivalents	12,755,233	2,837,246
Cash and Cash Equivalents - Beginning of Period	4,252,290	3,251,880
Cash and Cash Equivalents - End of Period	$17,007,523	$6,089,126
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Interest paid	$303,644	$—
Operating lease right-of-use asset and liability recorded	$—	$786,697
Warrants issued for loan agreement included in deferred financing costs	$749,280	$—
Deferred financing costs included in accrued expenses	$1,762,500	$—